EXHIBIT 24

			POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Margaret Budd and Kevin Parker, signing singly, as the undersigned's true and lawful attorneys-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of PeopleSoft, Inc. ("PeopleSoft"), Forms 144, 3, 4 and 5 in accordance with Rule 144 promulgated under the Securities Act of 1933 and Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, both as amended from time to time ("Forms");

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any Forms and any amendments thereto, and file the Forms with the United States Securities and Exchange Commission and any stock exchange or similar authority;

(3) seek or obtain, as the undersigned's representative and on the under-signed's behalf, information on transactions in PeopleSoft's securities from any third party, including brokers, employee benefit plan administrators and trustees, which release of information is authorized and approved by the undersigned; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.

The undersigned grants to each attorney-in-fact full power and authority to do and perform any and every act and thing required, necessary, or proper to be done, in the exercise of any of the rights and powers herein granted, to give effect to the intention and purpose of the powers granted as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or substitute shall lawfully do or cause to be done pursuant to this Power of Attorney.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is PeopleSoft assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or any liability for any failure to so comply, including Section 16(b) profit disgorgement for any "non-exempt" trades.

This Power of Attorney shall remain in full force and effect until the under-signed is no longer required to file the Forms with respect to the undersigned's holdings of and transactions in securities issued by PeopleSoft, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of July 2003.

Signature: /s/ James P. Shaughnessy
Name:	James P. Shaughnessy